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                                                                   Exhibit 23.5


                        CONSENT OF YOUNG & ASSOCIATES, INC.



January 16, 2002


         We consent to the inclusion in Amendment No. 1 to the Registration statement on Form S-4 of First Citizens Banc Corp of our fairness opinion set forth as Appendix D to the Joint Proxy Statement/Prospectus, which is part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the Joint Proxy Statement/Prospectus under the caption "Fairness Opinion of Young & Associates."



Young & Associates, Inc.



/s/ Stephen Clinton
-----------------------
Stephen Clinton
Vice President